                                   Exhibit 11

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE



                                                                   Year Ended December 31
                                                                   ---- ----- -------- --

                                             1994                     1993                      1992
                                             ----                     ----                      ----
EARNINGS
Earnings (Loss) Before
Cumulative Effect of Change
in Accounting Principle                     $4,374,374               $(2,817,527)              $  942,270

Cumulative Effect of Change in
Accounting Principle                                --                 1,500,000                       --
                                            ----------               -----------               ----------
Net Earnings (Loss)                         $4,374,374               $(1,317,527)              $  942,270
                                            ==========              ============               ==========

SHARES
Weighted Average Number of
Common Shares Outstanding                    4,710,966                 4,701,966                4,691,913
(See Note)

Additional Shares Assuming
Conversion of Stock Options                     47,122                        --                       --
                                             ---------                 ---------                ---------

Weighted Average Common Shares
Outstanding and Equivalents                  4,757,867                 4,701,966                4,691,913
                                             =========                 =========                =========

PRIMARY EARNINGS PER COMMON SHARE
Earnings (Loss) Before
Cumulative Effect of Change
in Accounting Principle                     $     .92                $      (.60)              $      .20

Cumulative Effect of Change in
Accounting Principle                               --                        .32                       --
                                            ---------                 ----------               ----------

Net Earnings (Loss)                         $     .92                $      (.28)              $      .20
                                            =========                ===========               ==========


         Note:   All activity during the year has been adjusted for the number of days in the year that the shares were outstanding.